EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS APRIL 2008

OPERATIONAL PERFORMANCE

HOUSTON, May 1, 2008 - Continental Airlines (NYSE: CAL) today reported an April consolidated (mainline plus regional) load factor of 79.4 percent, 2.9 points below the April 2007 consolidated load factor, and a mainline load factor of 79.6 percent, 3.1 points below the April 2007 mainline load factor. In addition, the carrier reported a domestic mainline April load factor of 83.8 percent, 1.7 points below April 2007, and an international mainline load factor of 75.5 percent, 4.1 points below April 2007.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 76.5 percent and a mainline segment completion factor of 99.7 percent.

In April 2008, Continental flew 7.8 billion consolidated revenue passenger miles (RPMs) and 9.9 billion consolidated available seat miles (ASMs), resulting in a traffic decrease of 0.2 percent and a capacity increase of 3.4 percent as compared to April 2007. In April 2008, Continental flew 6.9 billion mainline RPMs and 8.7 billion mainline ASMs, resulting in a mainline traffic decrease of 0.8 percent and a mainline capacity increase of 3.0 percent as compared to April 2007. Domestic mainline traffic was 3.6 billion RPMs in April 2008, down 4.8 percent from April 2007, and domestic mainline capacity was 4.3 billion ASMs, down 2.9 percent from April 2007.

For April 2008, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 3.0 and 4.0 percent compared to April 2007, while mainline passenger RASM is estimated to have increased between 2.0 and 3.0 percent compared to April 2007. For March 2008, consolidated passenger RASM increased 6.3 percent compared to March 2007, while mainline passenger RASM increased 5.9 percent compared to March 2007.

Continental's regional operations had an April load factor of 77.8 percent, 1.2 points below the April 2007 load factor. Regional RPMs were 885.6 million and regional ASMs were 1,137.9 million in April 2008, resulting in a traffic increase of 4.6 percent and a capacity increase of 6.3 percent versus April 2007.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 145 domestic and 138 international destinations. More than 550 additional points are served via SkyTeam alliance airlines. With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 69 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fifth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2008 list of World's Most Admired Companies. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2007 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's high leverage, the significant cost of aircraft fuel, delays in scheduled aircraft deliveries, its high labor and pension costs, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats, an economic downturn in the U.S. and global economies and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
APRIL	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	3,638,483	3,821,307	-4.8	Percent

International	3,311,310	3,184,423	4.0	Percent
Transatlantic	1,769,106	1,597,423	10.7	Percent
Latin America	1,016,775	985,267	3.2	Percent
Pacific	525,429	601,733	-12.7	Percent

Mainline	6,949,793	7,005,730	-0.8	Percent
Regional	885,629	846,578	4.6	Percent
Consolidated	7,835,422	7,852,308	-0.2	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,340,552	4,470,336	-2.9	Percent

International	4,385,133	3,999,072	9.7	Percent
Transatlantic	2,348,980	1,955,591	20.1	Percent
Latin America	1,288,383	1,232,335	4.5	Percent
Pacific	747,770	811,146	-7.8	Percent

Mainline	8,725,685	8,469,408	3.0	Percent
Regional	1,137,914	1,070,956	6.3	Percent
Consolidated	9,863,599	9,540,364	3.4	Percent
PASSENGER LOAD FACTOR
Domestic	83.8 Percent	85.5 Percent	-1.7	Points

International	75.5 Percent	79.6 Percent	-4.1	Points
Transatlantic	75.3 Percent	81.7 Percent	-6.4	Points
Latin America	78.9 Percent	80.0 Percent	-1.1	Points
Pacific	70.3 Percent	74.2 Percent	-3.9	Points

Mainline	79.6 Percent	82.7 Percent	-3.1	Points
Regional	77.8 Percent	79.0 Percent	-1.2	Points
Consolidated	79.4 Percent	82.3 Percent	-2.9	Points
ONBOARD PASSENGERS
Mainline	4,212,499	4,367,242	-3.5	Percent
Regional	1,609,997	1,540,569	4.5	Percent
Consolidated	5,822,496	5,907,811	-1.4	Percent
CARGO REVENUE TON MILES (000)
Total	90,427	86,258	4.8	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	14,067,250	14,209,313	-1.0	Percent

International	12,805,637	11,886,832	7.7	Percent
Transatlantic	6,246,117	5,555,378	12.4	Percent
Latin America	4,199,434	3,887,337	8.0	Percent
Pacific	2,360,086	2,444,117	-3.4	Percent

Mainline	26,872,887	26,096,145	3.0	Percent
Regional	3,242,407	3,206,223	1.1	Percent
Consolidated	30,115,294	29,302,368	2.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	17,066,631	17,285,896	-1.3	Percent

International	16,936,932	15,307,674	10.6	Percent
Transatlantic	8,557,602	7,251,846	18.0	Percent
Latin America	5,163,588	4,846,477	6.5	Percent
Pacific	3,215,742	3,209,351	0.2	Percent

Mainline	34,003,563	32,593,570	4.3	Percent
Regional	4,235,522	4,196,906	0.9	Percent
Consolidated	38,239,085	36,790,476	3.9	Percent
PASSENGER LOAD FACTOR
Domestic	82.4 Percent	82.2 Percent	0.2	Points

International	75.6 Percent	77.7 Percent	-2.1	Points
Transatlantic	73.0 Percent	76.6 Percent	-3.6	Points
Latin America	81.3 Percent	80.2 Percent	1.1	Points
Pacific	73.4 Percent	76.2 Percent	-2.8	Points

Mainline	79.0 Percent	80.1 Percent	-1.1	Points
Regional	76.6 Percent	76.4 Percent	0.2	Points
Consolidated	78.8 Percent	79.6 Percent	-0.8	Points
ONBOARD PASSENGERS
Mainline	16,408,875	16,312,685	0.6	Percent
Regional	5,852,639	5,771,876	1.4	Percent
Consolidated	22,261,514	22,084,561	0.8	Percent
CARGO REVENUE TON MILES (000)
Total	351,723	340,329	3.3	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
APRIL	2008	2007	Change
On-Time Performance [1]	76.5%	73.5%	3.0	Points
Completion Factor [2]	99.7%	99.6%	0.1	Points
March 2008 year-over-year consolidated RASM change			6.3	Percent
March 2008 year-over-year mainline RASM change			5.9	Percent
April 2008 estimated year-over-year consolidated RASM change			3.0 - 4.0	Percent
April 2008 estimated year-over-year mainline RASM change			2.0 - 3.0	Percent
April 2008 estimated average price per gallon of fuel, including fuel taxes			3.22	Dollars
Second Quarter 2008 estimated average price per gallon of fuel, including fuel taxes			3.26	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

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